As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-________

UNITED STATED SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY NATIONAL FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0498599
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida 32204
(Address of Principal Executive Offices)

FIDELITY NATIONAL INFORMATION SOLUTIONS 2001 STOCK INCENTIVE PLAN
VISTA INFORMATION SOLUTIONS, INC. 1999 STOCK OPTION PLAN
MICRO GENERAL CORPORATION 1999 STOCK INCENTIVE PLAN
MICRO GENERAL CORPORATION 1998 STOCK INCENTIVE PLAN
(Full title of the Plans)

Peter T. Sadowski, Esq.
Executive Vice President and General Counsel
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent For Service)

(904) 854-8100
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert A. Miller, Jr., Esq.
Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071-2228
(213) 683-6000

CALCULATION OF REGISTRATION FEE

Title Of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities	To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered(1)	Per Share(2)	Price(2)	Fee

Common Stock, $0.0001 par value,	2,354,267	$0.02 to $47.80	$44,125,143	$3,570

(1)	Represents 1,817,895 shares issuable upon exercise of options outstanding under the Fidelity National Information Solutions 2001 Stock Incentive Plan, 163,534 shares issuable upon exercise of options outstanding under the Vista Information Solutions, Inc. 1999 Stock Option Plan, 306,902 shares issuable upon exercise of options outstanding under the Micro General Corporation 1999 Stock Incentive Plan, and 65,935 shares issuable upon exercise of options outstanding under the Micro General Corporation 1999 Stock Incentive Plan. These plans were previously administered by Fidelity National Information Solutions, Inc. (“FNIS”). Pursuant to an Agreement and Plan of Merger dated July 11, 2003, as amended (the “Merger Agreement”), among the Registrant, FNIS and others, the Registrant assumed theses plans. The options issued thereunder, which previously represented the right to acquire shares of FNIS Common Stock, now represent the right to acquire shares of the Common Stock of the Registrant.

(2)	In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the exercise price per share for outstanding options.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to optionees and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents filed by Fidelity National Financial, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission are hereby incorporated into this Registration Statement and made a part hereof by this reference:

     (a)  The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2002;

     (b)  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     (c)  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

     (d)  The Company’s Current Reports on Form 8-K, dated January 29, 2003, March 5, 2003, March 6, 2003, April 1, 2003, April 23, 2003, May 23, 2003, July 11, 2003, July 23, 2003, September 22, 2003 and September 30, 2003;

     (e)  The description of the Company’s Common Stock, par value $0.0001 per share, in the Company’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description, filed on February 4, 1992.

     In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement, and are a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach for breach of their fiduciary duties as a director. The Registrant’s Bylaws provide that it shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent for the corporation or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

     The Registrant’s directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended.

4.2	Restated Bylaws of the Registrant (incorporated by reference from Form S-4, Registration No. 333-103067).

4.3	Fidelity National Information Solutions, Inc. 2001 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Fidelity National Information Solutions, Inc.’s Form S-8, Registration No. 333-75174).

4.4	Vista Information Solutions, Inc. 1999 Stock Option Plan (incorporated by reference from Exhibit 10.42 to Fidelity National Information Solutions, Inc.’s Form 10-KSB for the year ended December 31, 1999, File No. 000-20312).

4.5	Micro General Corporation 1999 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Micro General Corporation’s Form S-8, Registration No. 333-95913.

4.6	Micro General Corporation 1998 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Micro General Corporation’s Form S-8, Registration No. 333-64289).

4.7	Agreement and Plan of Merger by and among the Registrant, FNIS and FNIS Acquisition Corp., dated July 11, 2003 (incorporated by reference from Exhibit 2.1 to Form S-4, Registration No. 333-107816).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 2, 2003.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ William P. Foley, II

William P. Foley, II,
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned directors and officers of Fidelity National Financial Inc. does hereby make, constitute and appoint William P. Foley, II and Alan L. Stinson, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in his name and behalf in his capacity as director and/or officer, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William P. Foley, II William P. Foley, II	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 2, 2003

/s/ Alan L. Stinson Alan L. Stinson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2003

/s/ Frank P. Willey	Director and Vice Chairman of the Board	October 2, 2003
Frank P. Willey

/s/ Patrick F. Stone	Director	October 2, 2003
Patrick F. Stone

/s/ Terry N. Christensen	Director	October 2, 2003
Terry N. Christensen

/s/ John F. Farrell, Jr.	Director	October 2, 2003
John F. Farrell, Jr.

/s/ Philip G. Heasley	Director	October 2, 2003
Philip G. Heasley

/s/ William A. Imparato	Director	October 2, 2003
William A. Imparato

/s/ Donald M. Koll	Director	October 2, 2003
Donald M. Koll

Signature	Title	Date

/s/ Daniel D. Lane	Director	October 2, 2003
Daniel D. (Ron) Lane

Director
General William Lyon

/s/ Cary H. Thompson	Director	October 2, 2003
Cary H. Thompson

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended.

4.2	Restated Bylaws of the Registrant (incorporated by reference from Form S-4, Registration No. 333-103067).

4.3	Fidelity National Information Solutions, Inc. 2001 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Fidelity National Information Solutions, Inc.’s Form S-8, Registration No. 333-75174).

4.4	Vista Information Solutions, Inc. 1999 Stock Option Plan (incorporated by reference from Exhibit 10.42 to Fidelity National Information Solutions, Inc.’s Form 10-KSB for the year ended December 31, 1999, File No. 000-20312).

4.5	Micro General Corporation 1999 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Micro General Corporation’s Form S-8, Registration No. 333-95913.

4.6	Micro General Corporation 1998 Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to Micro General Corporation’s Form S-8, Registration No. 333-64289).

4.7	Agreement and Plan of Merger by and among the Registrant, FNIS and FNIS Acquisition Corp., dated July 11, 2003 (incorporated by reference from Exhibit 2.1 to Form S-4, Registration No. 333-107816).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).